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                                                                    EXHIBIT 23.1

                   Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated April 25, 1997 included in Daisytek International Corporation's Form S-3 registration statement (No. 333-46927) and to the incorporation by reference therein of our reports dated April 25, 1997 included in Daisytek International Corporation's Form 10-K for the year ended March 31, 1997 and to all references to our Firm made a part of this registration statement.


                                      /s/ Arthur Andersen LLP
                                      -----------------------
                                          Arthur Andersen LLP

Dallas, Texas
March 25, 1998